                                                                      Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               __________________

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                               __________________

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305(b)(2)  /3/___/3/
                               __________________

                              THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)

                                   13-5160382
                      (I.R.S. employer identification no.)

                   48 Wall Street, New York, New York  10286

              (Address of principal executive offices)  (Zip Code)
                              ___________________

                              The Bank of New York
                            10161 Centurion Parkway
                           Towermarc Plaza, 2nd Floor
                          Jacksonville, Florida  32256
                           Attn:  Ms. Sandra Carreker
                                 (904) 998-4700
           (Name, address and telephone number of agent for service)
                              ____________________

                            GTE FLORIDA INCORPORATED
              (Exact name of obligor as specified in its charter)

         FLORIDA                                        59-0397520
State or other jurisdiction of                         (IRS employer
incorporation or organization                        identification no.)

                   1255 Corporate Drive, Irving, Texas 75038
                                 (972) 507-5050
         (Address and telephone number of principal executive offices)
                              ____________________

                                Debt Securities
                      (Title of the indenture securities)

1.  General Information.
    -------------------

Furnish the following information as to the trustee--

Name and address of each examining or supervising authority to which it is subject.

     Superintendent of Banks of the State of New York
     2 Rector Street
     New York, N.Y.  10006, and Albany, N.Y.  12203

     Federal Reserve Bank of New York
     33 Liberty Plaza
     New York, N.Y.  10045

     Federal Deposit Insurance Corporation
     Washington, D.C.  20429

     New York Clearing House Association
     New York, N.Y.

Whether it is authorized to exercise corporate trust powers.

     Yes.

2.  Affiliations with Obligor.
    -------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.  (See Note on page 4.)

3-15  Not Applicable

16.  List of Exhibits.
     ----------------

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     (1) A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     (4) A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     (6) The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration No. 33-44051.)

     (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.
                                      NOTE

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said
Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE


          Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 3rd day of September, 1998.


                                                 THE BANK OF NEW YORK


                                                 By:  HEIDI VAN HORN-BASH
                                                      --------------------------
                                                      Heidi Van Horn-Bash, Agent

                             EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE


          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of GTE Florida Incorporated Debt Securities, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                                 THE BANK OF NEW YORK


                                                 By:  HEIDI VAN HORN-BASH
                                                      --------------------------
                                                      Heidi Van Horn-Bash, Agent

                                 EXHIBIT 7 TO FORM T-1

                      Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                    of 48 Wall Street, New York, N.Y.  10286


  And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business March 31, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                             Dollar Amounts in Thousands
ASSETS
------

Cash and balances due from
     depository institutions:
     Noninterest-bearing balances
      and currency and coin..............................    $ 6,387,993
     Interest-bearing balances...........................      1,138,362
Securities:
     Held-to-maturity securities.........................      1,062,074
     Available-for-sale securities.......................      4,157,240
Federal funds sold and securities
     purchased under agreements to resell................        391,550
Loans and lease financing receivables:
     Loans and leases,
      net of unearned income.............................     36,538,242
     LESS: Allowance for loan and
      lease losses.......................................        631,725
     LESS: Allocated transfer
      risk reserve.......................................              0
     Loans and leases, net of unearned
      income and allowance and reserve...................     35,906,617
Assets held in trading accounts..........................      2,145,149
Premises and fixed assets (including
     capitalized leases).................................        683,928
Other real estate owned..................................         10,895
Investments in unconsolidated
     subsidiaries and associated
     companies...........................................        237,991
Customers' liability to this bank
     on acceptances outstanding..........................        992,747
Intangible assets........................................      1,072,517
Other assets.............................................      1,643,173
                                                             -----------
Total assets.............................................    $55,830,236
                                                             ===========


LIABILITIES
-----------

Deposits:
     In domestic offices.................................    $24,849,054
     Noninterest-bearing.................................     10,011,422
     Interest-bearing....................................     14,837,632
     In foreign offices, Edge and
      Agreement subsidiaries, and IBFs...................     15,319,002
     Noninterest-bearing.................................        707,820
     Interest-bearing....................................     14,611,182
Federal funds purchased and securities
     sold under agreements to repurchase
     in domestic offices of the bank and
     of its Edge and Agreement
     subsidiaries, and in IBFs:
     Federal funds purchased.............................      1,906,066
Demand notes issued to the
     U.S. Treasury.......................................        215,985
Trading liabilities......................................      1,591,288
Other borrowed money:
     With remaining maturity of one year
      or less............................................      1,991,119
     With remaining maturity of more
      than one year through three years..................              0

     With remaining maturity of more
       than three years....................................        25,574
Bank's liability on acceptances
        executed and outstanding...........................       998,145
Subordinated notes and debentures..........................     1,314,000
Other liabilities..........................................     2,421,281
                                                              -----------
Total liabilities..........................................    50,631,514
                                                              ===========


EQUITY CAPITAL
--------------

Common stock...............................................     1,135,284
Surplus....................................................       731,319
Undivided profits and capital
      reserves.............................................     3,328,050
Net unrealized holding gains (losses)
      on available-for-sale securities.....................        40,198
Cumulative foreign currency
      translation adjustments..............................    (   36,129)
                                                              -----------
Total equity capital.......................................     5,198,722
                                                              -----------
Total liabilities and equity capital.......................   $55,830,236
                                                              ===========


  I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                        Robert E. Keilman


  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


  J. Carter Bacot          )
  Thomas A. Renyi          )  Directors
  Alan R. Griffith         )